UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2009 (May 1, 2009)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	1-7775 (Commission File Number)	95-0740960 (I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia      23219
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Massey Energy Company (“Massey”), in response to the current market conditions, Massey has taken action to reduce costs.  In conjunction with and in support of Massey’s cost reduction initiatives, all of Massey’s named executive officers, Messrs. Blankenship, Phillips, Adkins, Snelling, and Tolbert, have taken a ten percent reduction in their monthly base compensation, effective as of May 1, 2009.  Other compensation to which named executive officers are entitled by contract will remain unchanged, and payments under any employment and/or change of control agreement which are salary-based will continue to be based on the applicable unreduced base salary amounts for the named executive officers with employment agreements.

Item 8.01. Other Events

Non-Employee Director Compensation

In conjunction with and in support of Massey’s cost reduction initiatives, all of Massey's non-employee directors voluntarily agreed to reduce the cash component of their annual base retainer by ten percent.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009

MASSEY ENERGY COMPANY

By:           /s/ Richard R. Grinnan
      Richard R. Grinnan
      Vice President and Corporate Secretary